Exhibit 10.10
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     AMENDMENT (“Amendment”) made to the Employment Agreement dated as of November 17, 2008, as first modified by the letter agreement dated as of December 1, 2008 (together, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Eric Danziger (the “Executive”). Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect.
     WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to clarify certain terms regarding the amount of the Executive’s severance benefit provided under the Employment Agreement in order to address Section 162(m) of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, effective as of December 16, 2009, the Employment Agreement is hereby amended as follows:
     1. The first sentence of Section VI(a) of the Employment Agreement is hereby amended in its entirety and replaced with the following two sentences:
If the Executive’s employment terminates during the Period of Employment due to either a Without Cause Termination or a Constructive Discharge (each as defined below): the Company shall pay the Executive (or his surviving spouse, estate or personal representative, as applicable), in accordance with paragraph (d) below, a lump sum payment equal to 200% multiplied by the sum of (x) the Executive’s then current Base Salary, plus (y) an amount equal to the highest Incentive Compensation Award paid to the Executive with respect to the three fiscal years of the Company immediately preceding the fiscal year in which Executive’s termination of employment occurs, but in no event shall the amount set forth in this subsection (y) exceed 100% of the Executive’s then current Base Salary. In the event of the Executive’s termination during the three years following the Effective Date such amount in subsection (y) shall be no less than the then current base salary.

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 16th day of December 2009.

EXECUTIVE

/s/ Eric Danziger
Eric Danziger

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President and Chief Human Resources Officer

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